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SUSQUEHANNA BANCSHARES, INC.                                         Exhibit 11
Computation of Earnings per Common Share                             ----------


(In thousands, except per share data)         Years ended December 31,
                                           ------------------------------
                                              1996     1995     1994
Primary earnings per common share:
----------------------------------

Net income before extraordinary item         $29,976  $26,017  $22,828

Average common shares outstanding             13,161   11,674   11,634
Stock option common stock equivalents              4      ---      ---
                                           ------------------------------

Primary average common shares
outstanding                                   13,165   11,674   11,634
Primary earnings per common share
before extraordinary item                      $2.28    $2.23    $1.96

Net income                                   $29,976  $26,017  $22,096

Average common shares outstanding             13,161   11,674   11,634
Stock option common stock equivalents              4      ---      ---
                                           ------------------------------

Primary average common shares
outstanding                                   13,165   11,674   11,634

Primary earnings per common share              $2.28    $2.23    $1.90

Fully-diluted earnings per common share:
----------------------------------------

Net income before extraordinary item         $29,976  $26,017  $22,828

Average common shares outstanding             13,161   11,674   11,634

Stock option common stock equivalents
assuming full dilution                            16      ---      ---
                                           ------------------------------

Fully-diluted average common shares           13,177   11,674   11,634
 outstanding
Fully-diluted earnings per common share
before extraordinary item                      $2.27    $2.23    $1.96

Net income                                   $29,976  $26,017  $22,096

Average common shares outstanding             13,161   11,674   11,634

Stock option common stock equivalents
assuming full dilution                            16      ---      ---
                                           ------------------------------

Fully-diluted average common shares
outstanding                                   13,177   11,674   11,634
Fully-diluted earnings per common share        $2.27    $2.23    $1.90
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